Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

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Delivered revenue and earnings in line with recent guidance; revenue of $193.4 million in 4Q23 and $835.6 million for FY23
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Demonstrated disciplined cost control during 2H23 resulting in 4Q23 SEA expenses at the lowest quarterly level in FY23 even while absorbing incremental expenses from acquisitions in 1H23
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Generated strong cash from operations of $33.7 million in 4Q23, the highest quarter of the year demonstrating disciplined working capital management and strong cash conversion
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Paid down $19.7 million of total debt in 4Q23, the second sequential quarterly reduction; maximizing debt paydown remains a capital allocation priority in 2024
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Expect return to growth in 2024 leveraging value from the methodical investments made; combined with disciplined cost management and operational efficiencies to elevate our profitability levels
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Establishing 2024 revenue guidance of approximately $840 to $860 million, or 1% to 3% annual growth over 2023; excluding potential system sales opportunities

SARASOTA, FL, February 26, 2024 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the fourth quarter ended December 30, 2023. Results include our most recent flywheel acquisitions of Schultes Precision Manufacturing, Inc. (or “Schultes”), which was acquired on January 27, 2023, and i3 Product Development, Inc. (or “i3”), which was acquired on May 26, 2023.

“A few years ago, our team made a conscious decision to transform the Company by integrating and leveraging all the acquired businesses. As I reflect on the past year, the challenges we faced tested our resolve and demanded unwavering determination. 2023 was marked with several macroeconomic and geopolitical challenges but was also a year of progress in many areas. We elevated our executive staff, as well as deepened our talent pool and filled product solution gaps with our acquisitions. This year we proactively pulled investments ahead so operations can be a strong enabler of sales. The global Helios team worked tirelessly aligning our capacity and structure to do so. We made methodical investments in the expansion of our global facilities, as it reflects the growth opportunities we see before us. We applied our innovation and engineering expertise to solve customers’ most difficult system design and production problems. We expect the new integrated system solutions we are creating will define our future,” said Josef Matosevic, President and Chief Executive Officer of Helios.

“Through it all, we emerged as a united team even stronger as we maintain focus on our shared values and our strategic missions. Our operational expertise, the talent of our team and the deeply rooted relationships we have with our customers and partners give us confidence in our ability to execute our plan of increasingly profitable growth and to deliver attractive returns on our investments over time. Our focus in 2024 turns to executing on the realization of this true transformation elevating our business into a global integrated operating company. I am extremely encouraged by the progress we are making and excited for what lies ahead,” Matosevic concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 2 of 16

Fourth Quarter 2023 Consolidated Results

	For the Three Months Ended					For the Year Ended
($ in millions, except per share data) (Unaudited)	December 30, 2023	December 31, 2022	Change		% Change	December 30, 2023	December 31, 2022	Change		% Change
Net sales	$193.4	$196.0	$(2.6)		(1%)	$835.6	$885.4	$(49.8)		(6%)
Gross profit	$55.3	$63.2	$(7.9)		(13%)	$261.7	$298.5	$(36.8)		(12%)
Gross margin	28.6%	32.2%	(360)	bps		31.3%	33.7%	(240)	bps
Operating income	$11.9	$20.7	$(8.8)		(43%)	$79.9	$137.3	$(57.4)		(42%)
Operating margin	6.2%	10.6%	(440)	bps		9.6%	15.5%	(590)	bps
Non-GAAP adjusted operating margin*	12.6%	16.7%	(410)	bps		15.6%	20.4%	(480)	bps
Net income	$3.3	$17.5	$(14.2)		(81%)	$37.5	$98.4	$(60.9)		(62%)
Diluted EPS	$0.10	$0.54	$(0.44)		(81%)	$1.14	$3.02	$(1.88)		(62%)
Non-GAAP net income*	$12.4	$25.4	$(13.0)		(51%)	$77.1	$131.3	$(54.2)		(41%)
Diluted Non-GAAP EPS*	$0.38	$0.78	$(0.40)		(51%)	$2.34	$4.03	$(1.69)		(42%)
Adjusted EBITDA*	$32.3	$39.2	$(6.9)		(18%)	$161.4	$205.3	$(43.9)		(21%)
Adjusted EBITDA margin*	16.7%	20.0%	(330)	bps		19.3%	23.2%	(390)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Changes in Market Mix: Electronics segment revenue improved 7% primarily in Health & Wellness compared with the year ago period helping to offset the 5% decline in Hydraulics which was spread across several end markets we serve. Compared with third quarter 2023, Hydraulics segment revenue remained relatively stable with 1% improvement while the Electronics segment was down 14% driven by macroeconomic shifts. Sales included $9.4 million in revenue from acquisitions. (See the Organic and Acquired Revenue table in this release that provides acquired revenue by segment by quarter).
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By Region: Sales in the Americas were up by 4% while there was a 10% decline in Europe, the Middle East and Africa (“EMEA”) and a 5% decline in Asia Pacific ("APAC”) compared to the year ago period.
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Other Impacts: Favorable foreign currency (FX) translation was $1.7 million. Supply chain constraints delayed an estimated $7.4 million in sales, which has leveled back to a more normalized operating range.

Profits and margins

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Gross profit and margin impacts: Gross profit declined primarily on lower volume, restructuring costs, higher wage and benefit costs, partially offset by acquisitions and pricing. Gross margin contraction was primarily due to under absorption of overhead on lower volume and unfavorable mix.
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Selling, engineering and administrative (“SEA”) expenses: SEA sequentially were down $2.5 million, or 7%, and up less than 1% compared with the fourth quarter of 2022 despite absorbing higher run-rate SEA from 1H23 acquisitions. The sequential decrease was primarily related to cost control measures deployed during 2H23.
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Amortization of intangible assets: $8.2 million up 9% compared with the prior year period reflecting the Company’s flywheel acquisitions.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 3 of 16

Non-operating items

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Net interest expense: down $0.1 million sequentially due to total debt reduction of 4% compared to the third quarter of 2023; and up $3.6 million in the quarter compared with the prior year period, reflecting higher interest rates and increased average net debt balance related to the debt financing of 1H23 acquisitions.
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Effective tax rate: 23.3% compared with (2.3%) in the fourth quarter of 2022 and 23.8% for full year 2023 compared with 19.2% in the year ago period reflecting the mix in income to various tax jurisdictions with a state tax benefit in 2022.

Net income, diluted earnings per share (“EPS”), Non-GAAP EPS, and adjusted EBITDA margin

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GAAP net income and diluted EPS: $3.3 million and $0.10 diluted EPS.
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Diluted Non-GAAP EPS: $0.38 compared with $0.78 in the fourth quarter of 2022 primarily the result of lower volume, compressed margins on lost absorption, and increased interest expense (of $0.08 per share), taxes, depreciation and amortization expenses.
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Adjusted EBITDA margin: 16.7% contracted 330 basis points compared with the year ago period driven by the items discussed previously in this report.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Hydraulics	For the Three Months Ended
	December 30, 2023	December 31, 2022	Change		% Change
Net Sales
Americas	$60.2	$56.8	$3.4		6%
EMEA	38.1	43.3	(5.2)		(12%)
APAC	35.4	40.1	(4.7)		(12%)
Total Segment Sales	$133.7	$140.2	$(6.5)		(5%)
Gross Profit	$41.2	$48.6	$(7.4)		(15%)
Gross Margin	30.8%	34.7%	(390)	bps
SEA Expenses	$21.2	$18.0	$3.2		18%
Operating Income	$20.0	$30.6	$(10.6)		(35%)
Operating Margin	15.0%	21.8%	(680)	bps

Fourth Quarter Hydraulics Segment Review

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Sales: Grew 6% in the Americas which partially offset weakness in EMEA and APAC, resulting in a 5% year-over-year contraction in segment sales. Acquisitions contributed $7.1 million in the fourth quarter. Sales declined broadly across several end markets compared with the year ago period. Sales improved 1% sequentially compared with the third quarter of 2023 driven by growing throughput levels in our North American Centers of Excellence. FX had a favorable $1.6 million impact on sales and supply chain constraints delayed an estimated $4.2 million in sales.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 4 of 16

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Gross profit and margin drivers: Lower gross profit and margin year-over-year were primarily the result of lower volume, the different margin profile of acquired businesses, restructuring costs, and higher wage and benefit costs. Restructuring costs included in cost of sales included $1.5 million in the fourth quarter of 2023.
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Operating income and operating margin: Reflect impact of lower volume on gross profit year-over-year as well as costs related to acquisitions and maintaining investment levels in new product development. Notably, SEA expenses declined sequentially 7% compared with third quarter 2023.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Electronics	For the Three Months Ended
	December 30, 2023	December 31, 2022	Change		% Change
Net Sales
Americas	$48.8	$48.0	$0.8		2%
EMEA	5.8	5.3	0.5		9%
APAC	5.1	2.5	2.6		104%
Total Segment Sales	$59.7	$55.8	$3.9		7%
Gross Profit	$14.1	$14.6	$(0.5)		(3%)
Gross Margin	23.6%	26.2%	(260)	bps
SEA Expenses	$13.1	$13.9	$(0.8)		(6%)
Operating Income	$1.0	$0.7	$0.3		43%
Operating Margin	1.7%	1.3%	40	bps

Fourth Quarter Electronics Segment Review

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Sales: Improved by 7% over the prior year driven by increases in all regions combined with a $2.3 million contribution from acquisitions. Sales grew driven by a double-digit increase over the year ago period in health and wellness, partially offset by continued softness in the marine and industrial end markets. Sales declined 14% sequentially as expected from the swift market shift cited in the third quarter of 2023. Foreign currency exchange rates did not materially impact sales and supply chain constraints delayed an estimated $3.2 million in sales.
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Gross profit and margin drivers: Compared with the year ago period, lower gross profit and margin reflects decreased sales volume and mix, higher material costs, the different margin profile of acquired businesses, and restructuring costs.
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Operating income and operating margin: Grew compared with the year ago period in spite of lower gross profit as a result of disciplined cost control lowering total SEA expenses down 6% compared to the year ago period and down 9% sequentially.

Balance Sheet and Cash Flow Review

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Total debt: at quarter-end was $524.8 million, down from $544.5 million at the end of the third quarter as the Company’s capital allocation priorities include debt reduction. A higher total debt balance compared with the year ago period reflect the acquisitions of Schultes and i3 that were partially financed with debt.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 5 of 16

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Cash and cash equivalents: as of December 30, 2023 were $32.4 million, down 8% sequentially from the third quarter 2023 while paying down $19.7 million of debt highlighting the focus on working capital management.
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Inventory: increased $6.4 million to $215.1 million from the third quarter of 2023. The increase was the result of the decline in volume from the swift macro shifts cited in the third quarter of 2023 and the timing lag effect. Additionally, as a part of integrating and consolidating operations through opening the North American Hydraulics Centers of Excellence, there has been some inventory build required to maintain timely workflows.
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Pro-forma net debt-to-adjusted EBITDA: slight sequential increase to 3.01x at quarter end compared with 2.98x at the end of the third quarter (pro-forma for Schultes and i3). At the end of the fourth quarter 2023, the Company had $200.1 million available on its revolving lines of credit.
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Net cash provided by operations: was $33.7 million in the fourth quarter 2023 compared with $11.8 million in the third quarter 2023 and $35.7 million in the year ago period, bringing the twelve month cash flow from operations to $83.9 million compared with $109.9 million for the comparable period in 2022.
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Capital expenditures: were $8.8 million in the fourth quarter 2023, or 4.6% of sales finalizing many of the capacity expansion projects. This compares with $10.0 million, or 5.1% of sales, in the year ago period. For the full year, capital expenditures were $34.3 million, or 4.1% of sales. This compares with $31.9 million, or 3.6% of sales in 2022.
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Dividends: Paid 108th sequential quarterly cash dividend on January 19, 2024.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 6 of 16

Establishing Full Year 2024 Outlook:

Sean Bagan, Chief Financial Officer, commented, “We have clear financial priorities in 2024 to (i) Execute on our profitable sales growth plan by realizing operating leverage inherent in our business, while fully instilling investment and cost discipline; (ii) Shorten our cash conversion cycle through sustainable working capital improvement initiatives; and (iii) Reduce debt utilizing the free cash flow conversion proceeds. We know execution is critical in delivering on our commitments this year as we strive for more predictable results in 2024. We expect this renewed financial focus will in turn elevate Helios to be the scalable, integrated operating Company into which we are evolving.”

The following provides the Company’s expectations for 2024 as of February 26, 2024. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the macroeconomic or the geopolitical environment.

	2023 Actual	2024 Outlook
Consolidated revenue	$835.6 million	$840 - $860 million
Net income	$37.5 million	$50 - $63 million
Adjusted EBITDA	$161.4 million	$163 - $180 million
Adjusted EBITDA margin	19.3%	19.5% - 21.0%
Interest expense	$31.2 million	$34 - $35 million
Effective tax rate	24%	22% - 24%
Depreciation	$30.2 million	$34 - $36 million
Amortization	$33.6 million	$33 - $35 million
Capital expenditures % total revenue	4% of sales	3% - 4% of sales
Diluted EPS	$1.14	$1.50 - $1.90
Diluted Non-GAAP EPS	$2.34	$2.35 - $2.75

Adjusted EBITDA, adjusted EBITDA margin and diluted Non-GAAP EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. For 2023, adjusted EBITDA excludes $17.2 million of costs for restructuring activities and acquisition related costs including integration. For 2023, diluted Non-GAAP EPS excludes $1.20 per diluted share of costs primarily for amortization, restructuring activities, acquisition related costs including integration and the related tax impact on these items.

Webcast

The Company will host a conference call and webcast tomorrow, February 27, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, March 5, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13743457. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

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FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the Company’s ability to declare and pay dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the availability of capital on terms acceptable to us, or at all; (iv) global and regional economic and political conditions, including inflation (or hyperinflation) exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; and (viii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (ix) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (SEC) on February 28, 2023 as well as our upcoming 10-K to be filed with the SEC.

This news release will discuss some historical Non-GAAP financial measures, which Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

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forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2024 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 9 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	For the Three Months Ended (unaudited)			For the Year Ended
	December 30,	December 31		December 30,	December 31
	2023	2022	% Change	2023	2022	% Change

Net sales	$193.4	$196.0	(1)%	$835.6	$885.4	(6)%
Cost of sales	138.1	132.8	4%	573.9	586.9	(2)%
Gross profit	55.3	63.2	(13)%	261.7	298.5	(12)%
Gross margin	28.6%	32.2%		31.3%	33.7%

Selling, engineering and administrative expenses	35.2	35.0	1%	148.9	133.1	12%
Amortization of intangible assets	8.2	7.5	9%	32.9	28.1	17%
Operating income	11.9	20.7	(43)%	79.9	137.3	(42)%
Operating margin	6.2%	10.6%		9.6%	15.5%

Interest expense, net	8.6	5.0	72%	31.2	16.7	87%
Foreign currency transaction loss (gain), net	-	0.4	(100)%	0.6	(0.9)	(167)%
Other non-operating income, net	(1.0)	(1.8)	(44)%	(1.1)	(0.3)	267%
Income before income taxes	4.3	17.1	(75)%	49.2	121.8	(60)%
Income tax provision	1.0	(0.4)	(350)%	11.7	23.4	(50)%
Net income	$3.3	$17.5	(81)%	$37.5	$98.4	(62)%

Net income per share:
Basic	$0.10	$0.54	(81)%	$1.14	$3.03	(62)%
Diluted	$0.10	$0.54	(81)%	$1.14	$3.02	(62)%

Weighted average shares outstanding:
Basic	33.1	32.6		32.9	32.5
Diluted	33.1	32.6		33.0	32.6

Dividends declared per share	$0.09	$0.09		$0.36	$0.36

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 10 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	December 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$32.4	$43.7
Accounts receivable, net of allowance for
credit losses of $2.1 and $1.5	114.8	125.1
Inventories, net	215.1	191.6
Income taxes receivable	11.3	10.2
Other current assets	23.1	17.9
Total current assets	396.7	388.5
Property, plant and equipment, net	227.9	175.7
Deferred income taxes	1.7	1.6
Goodwill	514.0	468.5
Other intangible assets, net	426.4	405.6
Other assets	23.7	23.8
Total assets	$1,590.4	$1,463.7
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$70.3	$73.7
Accrued compensation and benefits	19.4	21.1
Other accrued expenses and current liabilities	27.0	32.0
Current portion of long-term non-revolving debt, net	23.2	19.0
Dividends payable	3.0	2.9
Income taxes payable	2.0	3.6
Total current liabilities	144.9	152.3
Revolving lines of credit	199.8	261.3
Long-term non-revolving debt, net	298.3	164.2
Deferred income taxes	57.1	61.0
Other noncurrent liabilities	35.7	30.0
Total liabilities	735.8	668.8
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.1 and 32.6 shares issued and outstanding	-	-
Capital in excess of par value	434.4	404.3
Retained earnings	475.6	450.0
Accumulated other comprehensive loss	(55.4)	(59.4)
Total shareholders’ equity	854.6	794.9
Total liabilities and shareholders’ equity	$1,590.4	$1,463.7

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 11 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Year Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$37.5	$98.4
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	63.8	51.6
Stock-based compensation expense	11.6	8.6
Amortization of debt issuance costs	0.6	0.5
Benefit for deferred income taxes	(7.9)	(4.5)
Forward contract losses (gains), net	0.3	(4.0)
(Increase) decrease in, net of acquisitions:
Accounts receivable	16.3	9.1
Inventories	(17.9)	(27.0)
Income taxes receivable	0.3	(5.0)
Other current assets	(5.5)	1.6
Other assets	(3.8)	8.0
Increase (decrease) in, net of acquisitions:
Accounts payable	(5.2)	(11.5)
Accrued expenses and other liabilities	(5.8)	(6.2)
Income taxes payable	(1.6)	(2.3)
Other noncurrent liabilities	3.9	(7.4)
Contingent consideration payments in excess acquisition date fair value	(2.7)	-
Net cash provided by operating activities	83.9	109.9
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(114.2)	(67.3)
Capital expenditures	(34.3)	(31.9)
Proceeds from dispositions of property, plant and equipment	0.3	7.2
Cash settlement of forward contracts	0.4	4.3
Software development costs	(6.1)	(3.1)
Net cash used in investing activities	(153.9)	(90.8)
Cash flows from financing activities:
Borrowings on revolving credit facilities	189.2	118.7
Repayment of borrowings on revolving credit facilities	(252.0)	(92.7)
Borrowings on long-term non-revolving debt	160.0	-
Repayment of borrowings on long-term non-revolving debt	(21.5)	(18.0)
Proceeds from stock issued	2.0	2.1
Dividends to shareholders	(11.8)	(11.7)
Payment of employee tax withholding on equity award vestings	(2.2)	(2.6)
Payment of contingent consideration liability	(3.4)	(1.0)
Other financing activities	(2.4)	(1.7)
Net cash provided by (used in) financing activities	57.9	(6.9)
Effect of exchange rate changes on cash and cash equivalents	0.8	3.0
Net (decrease) increase in cash and cash equivalents	(11.3)	15.2
Cash and cash equivalents, beginning of period	43.7	28.5
Cash and cash equivalents, end of period	$32.4	$43.7

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 12 of 16

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net Sales:
Hydraulics	$133.7	$140.2	$565.8	$551.3
Electronics	59.7	55.8	269.8	334.1
Consolidated	$193.4	$196.0	$835.6	$885.4

Gross profit and margin:
Hydraulics	$41.2	$48.6	$181.8	$195.5
	30.8%	34.7%	32.1%	35.5%
Electronics	14.1	14.6	79.9	103.0
	23.6%	26.2%	29.6%	30.8%
Consolidated	$55.3	$63.2	$261.7	$298.5
	28.6%	32.2%	31.3%	33.7%

Operating income (loss) and margin:
Hydraulics	$20.0	$30.6	$93.3	$122.7
	15.0%	21.8%	16.5%	22.3%
Electronics	1.0	0.7	24.7	52.5
	1.7%	1.3%	9.2%	15.7%
Corporate and other	(9.1)	(10.6)	(38.1)	(37.9)
Consolidated	$11.9	$20.7	$79.9	$137.3
	6.2%	10.6%	9.6%	15.5%

ORGANIC AND ACQUIRED NET SALES 1

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended				For the Year Ended
	April 2,	July 2,	October 1,	December 31,	December 31,	April 1,	July 1,	September 30,	December 30,	December 30,
	2022	2022	2022	2022	2022	2023	2023	2023	2023	2023
Hydraulics
Organic	$130.7	$137.1	$129.1	$132.0	$528.9	$134.0	$137.2	$121.0	$126.6	$518.8
Acquisition	6.4	5.7	2.1	8.2	22.4	13.7	15.2	11.0	7.1	47.0
Total	$137.1	$142.8	$131.2	$140.2	$551.3	$147.7	$152.4	$132.0	$133.7	$565.8

Electronics
Organic	$102.7	$97.9	$75.2	$55.8	$331.6	$65.5	$74.0	$67.1	$57.4	$264.0
Acquisition	0.8	1.0	0.7	-	2.5	-	1.2	2.3	2.3	5.8
Total	$103.4	$98.9	$75.9	$55.8	$334.1	$65.5	$75.2	$69.4	$59.7	$269.8

Consolidated
Organic	$233.4	$235.0	$204.3	$187.8	$860.5	$199.5	$211.2	$188.1	$184.0	$782.8
Acquisition	7.2	6.6	2.9	8.2	24.9	13.7	16.4	13.3	9.4	52.8
Total	$240.5	$241.7	$207.2	$196.0	$885.4	$213.2	$227.6	$201.4	$193.4	$835.6

1 Net Sales is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 13 of 16

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2023

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2023	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$55.7	12%	$60.2	6%	$234.4	17%
Electronics	55.1	(29%)	63.2	(21%)	59.4	(9%)	48.8	2%	$226.5	(16%)
Consol. Americas	113.0	(6%)	123.8	(5%)	115.1	0%	109.0	4%	460.9	(2%)
% of total	53%		54%		57%		56%		55%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$38.8	(6%)	$38.1	(12%)	$177.6	(5%)
Electronics	6.7	(43%)	7.0	(43%)	5.7	(26%)	5.8	9%	$25.2	(32%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	44.5	(9%)	43.9	(10%)	202.8	(9%)
% of total	26%		26%		22%		23%		24%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$37.5	(7%)	$35.4	(12%)	$153.8	(7%)
Electronics	3.7	(73%)	5.0	(22%)	4.3	30%	5.1	104%	$18.1	(31%)
Consol. APAC	44.1	(20%)	45.5	(10%)	41.8	(4%)	40.5	(5%)	171.9	(10%)
% of total	21%		20%		21%		21%		21%
Total	$213.2	(11%)	$227.6	(6%)	$201.4	(3%)	$193.4	(1%)	$835.6	(6%)

	2022

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2022	% Change y/y
Americas:
Hydraulics	$43.1	26%	$49.9	20%	$49.7	10%	$56.8	22%	$199.5	19%
Electronics	77.7	20%	80.2	25%	65.0	1%	48.0	(26%)	270.9	5%
Consol. Americas	120.8	22%	130.1	23%	114.7	5%	104.8	(6%)	470.4	11%
% of total	50%		54%		55%		53%		53%
EMEA:
Hydraulics	$52.9	22%	$49.0	5%	$41.3	(8%)	$43.3	(4%)	$186.5	4%
Electronics	11.8	27%	12.3	12%	7.7	(31%)	5.3	(50%)	37.1	(12%)
Consol. EMEA	64.7	23%	61.3	6%	49.0	(12%)	48.6	(13%)	223.6	1%
% of total	27%		25%		24%		25%		25%
APAC:
Hydraulics	$41.1	(1%)	$43.9	(2%)	$40.2	(7%)	$40.1	3%	$165.3	(2%)
Electronics	13.9	22%	6.4	(58%)	3.3	(77%)	2.5	(79%)	26.1	(51%)
Consol. APAC	55.0	4%	50.3	(16%)	43.5	(25%)	42.6	(16%)	191.4	(14%)
% of total	23%		21%		21%		22%		22%
Total	$240.5	17%	$241.7	8%	$207.2	(7%)	$196.0	(10%)	$885.4	2%

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 14 of 16

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 30, 2023	Margin	December 31, 2022	Margin	December 30, 2023	Margin	December 31, 2022	Margin
GAAP operating income	$11.9	6.2%	$20.7	10.6%	$79.9	9.6%	$137.3	15.5%
Acquisition-related amortization of intangible assets	8.2	4.2%	7.5	3.8%	32.9	3.9%	28.1	3.2%
Acquisition and financing-related expenses(A)	0.7	0.4%	1.9	1.0%	4.0	0.5%	5.9	0.7%
Restructuring charges(B)	3.0	1.6%	1.4	0.7%	12.1	1.4%	5.2	0.6%
Officer transition costs	0.3	0.2%	-	0.0%	1.2	0.1%	0.3	0.0%
Acquisition integration costs (C)	0.1	0.1%	1.3	0.7%	0.3	0.0%	3.7	0.4%
Other	0.2	0.1%	-	0.0%	0.3	0.0%	0.2	0.0%
Non-GAAP adjusted operating income	$24.4	12.6%	$32.8	16.7%	$130.7	15.6%	$180.7	20.4%
GAAP operating margin	6.2%		10.6%		9.6%		15.5%
Non-GAAP adjusted operating margin	12.6%		16.7%		15.6%		20.4%
Net sales	$193.4		$196.0		$835.6		$885.4

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 30, 2023	Margin	December 31, 2022	Margin	December 30, 2023	Margin	December 31, 2022	Margin
Net income	$3.3	1.7%	$17.5	8.9%	$37.5	4.5%	$98.4	11.1%
Interest expense, net	8.6	4.4%	5.0	2.6%	31.2	3.7%	16.7	1.9%
Income tax provision	1.0	0.5%	(0.4)	-0.2%	11.7	1.4%	23.4	2.6%
Depreciation and amortization	16.1	8.3%	14.2	7.2%	63.8	7.6%	51.6	5.8%
EBITDA	29.0	15.0%	36.3	18.5%	144.2	17.3%	190.1	21.5%
Acquisition and financing-related expenses(A)	0.7	0.4%	1.9	1.0%	4.0	0.5%	5.9	0.7%
Restructuring charges(B)	3.0	1.6%	(0.3)	-0.2%	12.1	1.4%	3.5	0.4%
Officer transition costs	0.3	0.2%	-	0.0%	1.2	0.1%	0.3	0.0%
Acquisition integration costs (C)	0.1	0.1%	1.3	0.7%	0.3	0.0%	3.7	0.4%
Change in fair value of contingent consideration	(0.9)	-0.5%	0.1	0.1%	(0.1)	0.0%	1.7	0.2%
Other	0.1	0.1%	(0.1)	-0.1%	(0.3)	0.0%	0.1	0.0%
Adjusted EBITDA	$32.3	16.7%	$39.2	20.0%	$161.4	19.3%	$205.3	23.2%
Pre-acquisition adjusted EBITDA, 2023 Schultes and i3, 2022 Taimi and Daman					2.2		5.0
TTM Pro forma adjusted EBITDA					$163.6		$210.3
GAAP net income margin	1.7%		8.9%		4.5%		11.1%
EBITDA margin	15.0%		18.5%		17.3%		21.5%
Adjusted EBITDA margin	16.7%		20.0%		19.3%		23.2%
Net sales	$193.4		$196.0		$835.6		$885.4

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 15 of 16

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	December 30, 2023	Per Diluted Share*	December 31, 2022	Per Diluted Share	December 30, 2023	Per Diluted Share*	December 31, 2022	Per Diluted Share
GAAP net income	$3.3	$0.10	$17.5	$0.54	$37.5	$1.14	$98.4	$3.02
Amortization of intangible assets(D)	8.4	0.25	7.7	0.24	33.6	1.02	28.7	0.88
Acquisition and financing-related expenses(A)	0.7	0.02	1.9	0.06	4.0	0.12	5.9	0.18
Restructuring charges(B)	3.0	0.09	(0.3)	(0.01)	12.1	0.37	3.5	0.11
Officer transition costs	0.3	0.01	-	-	1.2	0.04	0.3	0.01
Acquisition integration costs (C)	0.1	-	1.3	0.04	0.3	0.01	3.7	0.11
Change in fair value of contingent consideration	(0.9)	(0.03)	0.1	-	(0.1)	-	1.7	0.05
Other	0.1	-	(0.1)	-	(0.3)	(0.01)	0.1	-
Tax effect of above	(2.6)	(0.08)	(2.7)	(0.08)	(11.2)	(0.34)	(11.0)	(0.34)
Non-GAAP Adjusted net income	$12.4	$0.38	$25.4	$0.78	$77.1	$2.34	$131.3	$4.03
GAAP net income per diluted share	$0.10		$0.54		$1.14		$3.02
Non-GAAP Adjusted net income per diluted share*	$0.38		$0.78		$2.34		$4.03
*may not foot or recalculate due to rounding

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company’s operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and twelve months ended December 30, 2023, the charges include recurring labor costs of $0.1 million and $0.7 million, professional fees of $0.4 million and $2.2 million and other M&A related costs of $0.2 million and $1.1 million, respectively.

(B) Restructuring activities include costs associated with the creation of our two new Regional Operational Centers of Excellence. We believe these costs are not representative of the Company’s operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and twelve months ended December 30, 2023, the charges include non-recurring labor costs of $2.1 million and $7.8 million, travel costs of $0.2 million and $0.9 million and manufacturing relocation and other costs of $0.7 million and $3.4 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and twelve months ended December 30, 2023, the costs totaled $0.1 million and $0.3 million, respectively.

(D) Amortization of intangible assets presented here includes $0.2 million and $0.7 million of amortization for capitalized software development costs included within cost of sales in the income statement for the three months and twelve months ended December 30, 2023, respectively.

Helios Technologies Reports Fourth Quarter 2023 Financial Results; Focused on Execution During a Period of Sustained Market Headwinds

February 26, 2024	Page 16 of 16

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions) (Unaudited)

	For the Three Months Ended			For the Year Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q4 / Full Year 2023 Net Sales	$133.7	$59.7	$193.4	$565.8	$269.8	$835.6
Impact of foreign currency translation(E)	(1.6)	(0.1)	(1.7)	(0.3)	0.2	(0.1)
Net Sales in constant currency	132.1	59.6	191.7	565.5	270.0	835.5
Less: Acquisition related sales	(7.1)	(2.3)	(9.4)	(47.0)	(5.8)	(52.8)
Organic sales in constant currency	$125.0	$57.3	$182.3	$518.5	$264.2	$782.7

Q4 / Full Year 2022 Net Sales	$140.2	$55.8	$196.0	$551.3	$334.1	$885.4

Net sales growth	-5%	7%	-1%	3%	-19%	-6%
Net sales growth in constant currency	-6%	7%	-2%	3%	-19%	-6%
Organic net sales growth in constant currency	-11%	3%	-7%	-6%	-21%	-12%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions) (Unaudited)

As of
December 30, 2023
Current portion of long-term non-revolving debt, net	23.2
Revolving lines of credit	203.3
Long-term non-revolving debt, net	298.3
Total debt	524.8
Less: Cash and cash equivalents	32.4
Net debt	492.4

TTM Pro forma adjusted EBITDA (F)	163.6
Ratio of net debt to TTM pro forma adjusted EBITDA	3.01
(F) On a pro-forma basis for Schultes and i3.

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2024 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.